Bowhead Specialty Holdings Inc. Reports Third Quarter 2024 Results

NEW YORK, New York. (BusinessWire) – Bowhead Specialty Holdings Inc. (NYSE: BOW), a growing specialty lines insurance group focused on providing casualty, professional liability and healthcare liability insurance products, today announced financial results for the third quarter ended September 30, 2024*.

Third Quarter 2024 Highlights
•Gross written premiums increased 32.3% to $197.0 million.
•Net income of $12.1 million, or $0.36 per diluted share.
•Adjusted net income(1) of $12.5 million, or $0.38 per diluted share(1).
•Return on equity of 13.7% and adjusted return on equity(1) of 14.2%.
•Book value per share of $11.17 and diluted book value per share of $10.97.
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(1)Non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of the non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Bowhead Chief Executive Officer, Stephen Sills, commented, “We are pleased to share our third quarter results, which reflect the continued execution of our market cycle strategy. Premium growth in the quarter was 32% year over year. Our Casualty division had a standout quarter, as we continue to see favorable underwriting and pricing conditions. We also experienced double-digit premium growth in our Healthcare Liability and Professional Liability divisions. As mentioned in the past, underwriting comes first here at Bowhead. From the top down, underwriting profitability is our North Star and is embedded in our people and our culture. Looking ahead, with our disciplined approach to underwriting and our expanding “craft” and Baleen Specialty “flow” platforms, we believe we’re well positioned for sustainable and profitable growth across market cycles.

Underwriting Results

The 32.3% increase in gross written premiums to $197.0 million in the third quarter of 2024 was driven by renewals, new business and continued growth in our platform across all divisions:

•Our Casualty division led the growth with a 41.7% increase to $120.2 million, which included $4.4 million of additional gross written premium ($3.3 million from a net earned premium basis) from an unusually large audit premium on one insured;
•Healthcare Liability increased 29.0% over the same period to $31.4 million; and
•Professional Liability increased 13.1% to $45.0 million.
•Late in the second quarter of 2024, we launched a new division called Baleen Specialty, which focuses on small, hard-to-place risks written 100% on a non-admitted basis. Baleen is a streamlined, low touch “flow” underwriting operation that supplements the “craft” solutions we offer today. In line with our deliberate, measured and limited roll out, Baleen Specialty generated $0.4 million of gross written premiums for the third quarter of 2024.

Our loss ratio of 64.5% in the third quarter of 2024 utilized the same industry loss ratios used since the fourth quarter of 2023. The decrease from 65.5% in the second quarter of 2024 was primarily driven by mix changes in the portfolio, as well as the large audit premium being fully earned and associated with older accident years that had lower loss pick assumptions. There were no changes to loss picks or prior year reserves during the quarter. As of September 30, 2024, incurred but not reported liabilities comprised 91.2% of our net loss reserves.

Our expense ratio of 29.9% in the third quarter of 2024 decreased from 33.8% in the second quarter of 2024, or 32.3% excluding the one-time stock-based compensation acceleration expense of $1.3 million in the second quarter of 2024. The decrease was driven by continued prudent management of operating expenses, as well as the impact of the large audit premium increasing net earned premium.

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*Comparisons in this release are made to September 30, 2023 financial results unless otherwise noted.

Investment Results

Net investment income was $11.5 million, driven by the increase in our investment portfolio and higher yields on invested assets. Our IPO proceeds were fully invested during the quarter. Our investment portfolio had a book yield and new money rate of 4.7% at the end of the quarter.

The weighted average effective duration of our investment portfolio, which included cash equivalents, was 2.2 years and had an average rating of “AA” at September 30, 2024.

Summary of Operating Results

The following table summarizes the Company’s results of operations for the three months ended September 30, 2024 and 2023:

	Three Months Ended September 30,
	2024	2023	$ Change	% Change
	($ in thousands, except percentages and per share data)
Gross written premiums	$196,976	$148,919	$48,057	32.3%
Ceded written premiums	(68,643)	(49,581)	(19,062)	38.4%
Net written premiums	$128,333	$99,338	$28,995	29.2%

Revenues
Net earned premiums	$105,180	$70,874	$34,306	48.4%
Net investment income	11,491	5,188	6,303	121.5%
Net realized investment losses	(18)	—	(18)	NM
Other insurance-related income	108	31	77	248.4%
Total revenues	116,761	76,093	40,668	53.4%

Expenses
Net losses and loss adjustment expenses	67,824	42,796	25,028	58.5%
Net acquisition costs	9,163	5,617	3,546	63.1%
Operating expenses	22,386	16,376	6,010	36.7%
Non-operating expenses	487	—	487	NM
Warrant expense	792	—	792	NM
Credit facility interest expenses and fees	252	—	252	NM
Foreign exchange losses	37	40	(3)	(7.5)%
Total expenses	100,941	64,829	36,112	55.7%

Income before income taxes	15,820	11,264	4,556	40.4%
Income tax expense	(3,728)	(2,556)	(1,172)	45.9%
Net income	$12,092	$8,708	$3,384	38.9%

Key Operating and Financial Metrics:
Adjusted net income(1)	$12,520	$8,819	$3,701	42.0%
Loss ratio	64.5%	60.4%
Expense ratio	29.9%	31.0%
Combined ratio	94.4%	91.4%
Return on equity(2)	13.7%	24.8%
Adjusted return on equity(1)(2)	14.2%	25.1%
Diluted earnings per share	$0.36	$0.36
Diluted adjusted earnings per share(1)	$0.38	$0.37
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NM - Percentage change is not meaningful.
(1)Non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of the non-GAAP financial measures to their most directly comparable U.S. GAAP measures.
(2)For the three months ended September 30, 2024 and 2023, net income and adjusted net income are annualized to arrive at return on equity and adjusted return on equity.

Condensed Consolidated Balance Sheets

	September 30, 2024	December 31, 2023
	($ in thousands, except share data)
Assets
Investments
Fixed maturity securities, available for sale, at fair value (amortized cost of $892,953 and $569,013, respectively)	$891,252	$554,624
Short-term investments, at amortized cost, which approximates fair value	10,002	8,824
Total investments	901,254	563,448

Cash and cash equivalents	132,893	118,070
Restricted cash and cash equivalents	28,822	1,698
Accrued investment income	7,118	4,660
Premium balances receivable	46,706	38,817
Reinsurance recoverable	225,011	139,389
Prepaid reinsurance premiums	146,133	116,732
Deferred policy acquisition costs	26,463	19,407
Property and equipment, net	7,438	7,601
Income taxes receivable	325	1,107
Deferred tax assets, net	16,277	14,229
Other assets	9,222	2,701
Total assets	$1,547,662	$1,027,859

Liabilities
Reserve for losses and loss adjustment expenses	$679,568	$431,186
Unearned premiums	427,096	344,704
Reinsurance balances payable	54,162	40,440
Income taxes payable	29	42
Accrued expenses	14,696	14,900
Other liabilities	7,285	4,510
Total liabilities	1,182,836	835,782

Commitments and contingencies (Note 13)

Mezzanine equity
Performance stock units	155	—

Stockholders' equity
Common stock	327	240
($0.01 par value; 400,000,000 shares authorized, 32,658,823 and 24,000,000 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively)
Additional paid-in capital	316,334	178,543
Accumulated other comprehensive loss	(1,293)	(11,372)
Retained earnings	49,303	24,666
Total stockholders' equity	364,671	192,077
Total mezzanine equity and stockholders' equity	364,826	192,077

Total liabilities, mezzanine equity and stockholders' equity	$1,547,662	$1,027,859

Gross Written Premiums

The following table presents gross written premiums by underwriting division for the three months ended September 30, 2024 and 2023:

	Three Months ended September 30,
	2024	% of Total	2023	% of Total	$ Change	% Change
	($ in thousands, except percentages)
Casualty	$120,223	61.0%	$84,865	57.0%	$35,358	41.7%
Professional Liability	44,962	22.9%	39,754	26.7%	5,208	13.1%
Healthcare Liability	31,358	15.9%	24,300	16.3%	7,058	29.0%
Baleen Specialty	433	0.2%	—	—%	433	NM
Gross written premiums	$196,976	100.0%	$148,919	100.0%	$48,057	32.3%

Loss Ratio

The following table summarizes current and prior accident loss ratios for the three months ended September 30, 2024 and 2023:

	Three Months Ended September 30,
	2024		2023
	Net Losses and Loss Adjustment Expenses	% of Net Earned Premiums	Net Losses and Loss Adjustment Expenses	% of Net Earned Premiums
	($ in thousands, except percentages)
Current accident year	$67,824	64.5%	$42,617	60.1%
Prior accident year reserve development	—	—%	179	0.3%
Total	$67,824	64.5%	$42,796	60.4%

Expense Ratio

The following table summarizes the components of our expense ratio for the three months ended September 30, 2024 and 2023:

	Three Months Ended September 30,
	2024		2023
	Expenses	% of Net Earned Premium	Expenses	% of Net Earned Premium
	($ in thousands, except percentages)
Net acquisition costs	$9,163	8.7%	$5,617	7.9%
Operating expenses	22,386	21.3%	16,376	23.1%
Less: Other insurance-related income	(108)	(0.1)%	(31)	—%
Total expense ratio	$31,441	29.9%	$21,962	31.0%

Net Investment Income

The following table summarizes the sources of net investment income for the three months ended September 30, 2024 and 2023:

	Three Months Ended September 30,
	2024	2023
	($ in thousands)
U.S. government and government agency	$3,793	$1,224
State and municipal	467	387
Commercial mortgage-backed securities	761	375
Residential mortgage-backed securities	1,955	256
Asset-backed securities	719	1,044
Corporate	1,611	925
Short-term investments	134	186
Cash and cash equivalents	2,273	916
Gross investment income	11,713	5,313
Investment expenses	(222)	(125)
Net investment income	$11,491	$5,188

Reconciliation of Non-GAAP Financial Measures

This earnings release contains certain financial measures that are not presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). We use these non-GAAP financial measures when planning, monitoring and evaluating our performance. Management believes that each of the non-GAAP financial measures described below provides useful insight into our underlying business performance.

•Adjusted net income is defined as net income excluding the impact of net realized investment gains, non-operating expenses, foreign exchange (gains) losses, and certain strategic initiatives. Adjusted net income excludes the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We calculate the tax impact only on adjustments which would be included in calculating our income tax expense using the estimated tax rate at which we received a deduction for these adjustments.

•Adjusted return on equity is defined as adjusted net income as a percentage of average beginning and ending mezzanine equity and stockholders’ equity.

•Diluted adjusted earnings per share is defined as adjusted net income divided by the weighted average common shares outstanding for the period, reflecting the dilution that may occur if equity base awards are converted into common stock equivalents as calculated using the treasury stock method.

You should not rely on these non-GAAP financial measures as a substitute for any U.S. GAAP financial measure.
While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered supplemental in nature and not as a replacement for or superior to the comparable U.S. GAAP measures. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

Adjusted net income

Adjusted net income for the three months ended September 30, 2024 and 2023 reconciles to net income as follows:

	Three Months Ended September 30,
	2024		2023
	Before income taxes	After income taxes	Before income taxes	After income taxes
	($ in thousands)
Income as reported	$15,820	$12,092	$11,264	$8,708
Adjustments:
Net realized investment gains	18	18	—	—
Non-operating expenses	487	487	—	—
Foreign exchange (gains) losses	37	37	40	40
Strategic initiatives(1)	—	—	101	101
Tax impact	—	(114)	—	(30)
Adjusted net income	$16,362	$12,520	$11,405	$8,819
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(1)Strategic initiatives for the three months ended September 30, 2023 represents costs incurred to set up our Baleen Specialty division, which is recorded in operating expenses within the Condensed Consolidated Statements of Income and Comprehensive Income. The costs incurred primarily represent expenses to implement the new platform and processes supporting the Baleen Specialty division. See “Business— Our Strategy”

Adjusted return on equity

Adjusted return on equity for the three months ended September 30, 2024 and 2023 reconciles to return on equity as follows:

	Three Months Ended September 30,
	2024	2023
	($ in thousands, except percentages)
Numerator: Adjusted net income(1)	$50,081	$35,275
Denominator: Average mezzanine equity and stockholders' equity	352,368	140,533
Adjusted return on equity	14.2%	25.1%
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(1)For the three months ended September 30, 2024 and 2023, net income and adjusted net income are annualized to arrive at return on equity and adjusted return on equity.

Diluted adjusted earnings per share

Diluted adjusted earnings per share for the three months ended September 30, 2024 and 2023 reconciles to diluted earnings per share as follows:

	Three Months Ended September 30,
	2024	2023
	($ in thousands, except share and per share data)
Numerator: Adjusted net income	$12,520	$8,819
Denominator: Diluted weighted average shares outstanding	33,263,958	24,000,000
Diluted adjusted earnings per share	$0.38	$0.37

About Bowhead Specialty Holdings Inc.

Bowhead Specialty is a growing specialty insurance business providing casualty, professional liability and healthcare liability insurance products. We were founded and are led by industry veteran Stephen Sills. The team is composed of highly experienced and respected industry veterans with decades of individual, successful underwriting and management experience. We focus on providing “craft” solutions in our specialty lines and classes of business that we believe require deep underwriting and claims expertise in order to produce attractive financial results.

We pride ourselves on the quality and experience of our people, who are committed to exceeding our partners’ expectations through excellent service and expertise. Our collaborative culture spans all functions of our business and allows us to provide a consistent, positive experience for all of our partners.

Conference Call

The Company will host a conference call to discuss its results on Tuesday, November 5, 2024, beginning at 8:30 a.m. Eastern Time. Interested parties may access the conference call through a live webcast, which can be accessed via this link,by visiting the Company’s Investor Relations website, or by dialing (877) 407-3949 (toll-free) or (215) 268-9917 (international). Please join the live webcast or dial in at least 10 minutes before the start of the call.

A replay of the event webcast will be available on the company’s Investor Relations website for one year following the call.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in press release are forward-looking statements. In some cases, forward-looking statements can be identified by terms such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "seeks," "future," "outlook," "prospects" "will," "would," "should," "could," "may," "can have" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. These risks include those described in the Company’s filings made with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.

Investor Relations Contact:
Shirley Yap, Head of Investor Relations
investorrelations@bowheadspecialty.com